EXHIBIT 10.28


          ACCOUNTS RECEIVABLE PURCHASE MODIFICATION AGREEMENT


     This Accounts Receivable Purchase Modification Agreement is entered into as of December 15, 1998, by and between Integrated Packaging Assembly Corporation (the "Seller") whose address is 2221 Old Oakland Road, San Jose, California 95131 and Silicon Valley Financial Services, a division of Silicon Valley Bank ("Buyer"), whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Seller to Buyer, Seller is indebted to Buyer pursuant to, among other documents, a Accounts Receivable Purchase Agreement, dated October 9, 1998, by and between Seller and Buyer (the "Accounts Receivable Purchase Agreement") and further modified by that Accounts Receivable Purchase Modification Agreement dated December 8, 1998. Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts Receivable Purchase Agreement.

Hereinafter, all indebtedness owing by Seller to Buyer shall be referred to as the "Indebtedness" and the Accounts Receivable Purchase Agreement and any and all other documents executed by Seller in favor of Buyer shall be referred to as the "Existing Documents".

2.   DESCRIPTION OF CHANGE IN TERMS.

     Modification(s) to Accounts Receivable Purchase Agreement, effective as of the date first written above:.


          The following shall be added Section 6.2.:

          (I) Quarterly, Seller agrees to provide Buyer with an Account Receivable Audit (the "Audit"). The Audit is to be performed at Seller's expense by an acceptable party (the "Auditor") to Buyer.
          (J) Seller shall provide Buyer with an accounts payable report from Seller's Account Debtor's consisting of open invoices to Seller, which equates to 20% of Seller's Account Balance, on a monthly basis to be received by Buyer no later than the tenth day following each calendar month.
          (K) Seller shall provide Buyer with an invoice and purchase order for those certain receivables that Seller wishes Buyer to purchase.


3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

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4.   NO DEFENSES OF SELLER.  Seller agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Seller understands and agrees that in modifying the existing Indebtedness, Buyer is relying upon Seller's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable Purchase Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Buyer's agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Purchase Modification Agreement in no way shall obligate Buyer to make any future modifications to the Indebtedness. Nothing in this Accounts Receivable Purchase Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Buyer and Seller to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Buyer in writing. No maker, endorser, or guarantor will be released by virtue of this Accounts Receivable Purchase Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Purchase Modification Agreement, but also to any subsequent Accounts Receivable Purchase modification agreements.



This Accounts Receivable Purchase Modification Agreement is executed as of the date first written above.


SELLER:                             BUYER:

Integrated Packaging Assembly       Silicon Valley Financial Services,
Corporation                         a division of Silicon Valley Bank


By:                                 By:
   --------------------------------    -------------------------------
Name:                               Name:
     ------------------------------      -----------------------------
Title:                              Title:
      -----------------------------       ----------------------------

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